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      BOSTON                     Latham & Watkins                 NEW YORK
     CHICAGO                     ATTORNEYS AT LAW             NORTHERN VIRGINIA
    FRANKFURT                       www.lw.com                  ORANGE COUNTY
     HAMBURG                                                        PARIS
    HONG KONG                  --------------------               SAN DIEGO
      LONDON                                                    SAN FRANCISCO
   LOS ANGELES                                                 SILICON VALLEY
      MOSCOW                                                      SINGAPORE
    NEW JERSEY                                                      TOKYO
                                                              WASHINGTON, D.C.


                                 March 22, 2002



Books-A-Million, Inc.
402 Industrial Lane
Birmingham, Alabama  35211

                  Re:      Registration Statement on Form S-8 of
                           Books-A-Million, Inc. relating to 500,000 Shares of Common Stock, par value $0.01 per share
                           --------------------------------------------------


Ladies and Gentlemen:

                  In connection with the preparation and filing by Books-A-Million, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, pursuant to the Company's Stock Option Plan as amended and restated as of March 18, 1998 (the "Plan"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agency within any state.

                  Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold upon exercise of the options for such Shares against payment of the exercise price therefor as contemplated by the Plan, such Shares will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Latham & Watkins